UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

EDGIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11811 N. Tatum Blvd, Suite 3031

Phoenix, AZ 85028

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Limelight Networks, Inc.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	EGIO	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On August 2, 2024, the Board determined to increase the size of the Board from four (4) directors to five (5) directors. As previously reported, on June 24, 2024, Mio Babic resigned from his role as member of the Board, effective immediately, thereby reducing the Board to four (4) directors. Effective August 2, 2024, Eugene I. Davis was appointed to the Board as a Class II director to fill the vacancy.

Eugene I. Davis, age 69, has over the course of the past 40 years, served as chairman, chairman of audit, compensation, nominating and governance, finance, and special committees, director, chief executive officer or chief restructuring officer of more than 250 public and private companies and businesses operating in diverse sectors, including consumer products and retail. He is currently the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and strategic planning advisory services for domestic and international public and private business entities. Mr. Davis has extensive leadership, finance and governance experience, has served in an executive capacity in a broad range of industries and has led the restructuring efforts at a number of companies. Mr. Davis recently joined the Board of Fossil Group, Inc. (NASDAQ: FOSL) in March 2024. During the past five years, Mr. Davis was a member of the board of directors of each of Aeromexico, Babylon Holdings Limited, Bluestem Group Inc., F45 Training Holdings Inc., GTT Communications, Inc., Hycroft Mining Holding Corporation, Loyalty Ventures Inc., MediaMath Holdings, Inc., Parker Drilling Company, PGX Holdings, Inc., Skillsoft Corp., Verso Corporation, and VICI Properties Inc. In his capacity as an executive, director and advisor he has managed, restructured, sold, liquidated and advised businesses across multiple sectors on business transformations, complex transactions, operational turnarounds and leadership succession planning.

Mr. Davis will serve as the new Chairman of the Transaction Committee, a special committee of the Board. Mr. Davis will fill a vacancy in Class II on the Board of Directors and will hold such office until the 2024 annual meeting of stockholders of the Company, or until his successor is duly elected and qualified. There are no transactions in which Mr. Davis had or has an interest that require disclosure under Item 404(a) of Regulation S-K.

The Company has also entered into an Independent Director Agreement (“Director Agreement”) with Mr. Davis in connection with his appointment. Under the terms of the Director Agreement, Mr. Davis will serve as Chairman of a special committee of the Board, receive a flat fixed cash fee of forty thousand dollars ($40,000) per month, and serve a minimum term of six (6) months on the Board. Mr. Davis’ term may end in the event of death or disability sufficient to prevent competent performance of his duties, termination by mutual agreement of the Company and Mr. Davis, removal by way of a shareholder vote, legal disbarment from service as a director, or resignation from the Board upon the request of a majority of the directors (other than Mr. Davis).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2024	Edgio, Inc.

	By:	/s/ Richard Diegnan
Richard Diegnan